EXHIBIT 10.10

                            ASSET PURCHASE AGREEMENT

                             Dated January 24, 1997

                                  By and Among

                               LASERMEDICS, INC.,

                                  T. R. GATTI,

                                MARY JANE GATTI,

                                WILLIAM J. GATTI

                                       and

                           GATTI MEDICAL SUPPLY, INC.


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                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT dated as of January 24, 1997 (this "Agreement"), is by and among LASERMEDICS, INC., a Texas corporation ("Buyer"), MARY JANE GATTI and WILLIAM J. GATTI (each a "Shareholder" and collectively, the "Shareholders"), T. R. GATTI ("T.R.") and GATTI MEDICAL SUPPLY, INC., a Pennsylvania corporation ("Seller").

                                  WITNESSETH :

         WHEREAS, Seller is engaged in the business of selling or distributing certain rehabilitation related medical equipment and associated materials to chiropractors, physical therapy clinics, athletic trainers, hospital, school and university physical therapy departments, and athletic teams (the "Business"), as well as selling other medical equipment and materials not involving the Business ("Seller's Other Business");

         WHEREAS, Seller desires to sell all of its interest in the Business, including without limitation the inventory and other assets related to the Business, and Buyer desires to acquire the Business, including such inventory and related assets, and to assume no liabilities; and

         WHEREAS, T.R., Vice President of Sales for the Seller, desires to enter into a covenant not to compete with Buyer in exchange for 1,000 shares of Buyer's common stock, and Buyer desires to issue such shares in exchange for said covenant.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

                                    ARTICLE 1

                           PURCHASE AND SALE OF ASSETS

         1.1 PURCHASE AND SALE OF ASSETS. Upon satisfaction of, and compliance with, all the terms, conditions, agreements, representations and warranties contained in this Agreement, Seller will sell, convey, transfer, assign and deliver to Buyer all of the Seller's interest in the Business and the assets of the Business, including without limitation (i) the rehabilitation related inventory (the "Inventory"), (ii) all Product Information (as listed, summarized or contained in SCHEDULE 2.18) relating to the Business, (iii) Sellers' list of the Business' Customers (attached hereto as SCHEDULE 2.13) and their relationship, whether or not contractual in nature, and goodwill with Seller, and (iv) certain other related assets of Seller used or useful in the operation of the Business which are existing on the date hereof (the Inventory, Product Information, list of Customers and all other such assets (tangible or intangible) being sold hereunder are referred to collectively herein as the "Assets") all as described on SCHEDULE 1.1 attached hereto, free and clear of all Encumbrances (defined below).

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         1.2 CONSIDERATION FOR ASSETS; NO ASSUMPTION OF LIABILITIES. As
consideration for the sale of the Assets to Buyer and for the other covenants and agreements of Seller, T.R. and the Shareholders (the "Seller Parties") contained herein, Buyer agrees to issue, in accordance with Section 1.3 below,
(a) to Seller an aggregate of 100,234 shares, and (b) to T.R. 1,000 shares (all of the shares to be issued pursuant to (a) and (b) are referred to herein as the "Buyer Shares") of Buyer's common stock, par value $.01 per share (the "Common Stock"), such shares being subject to the terms, conditions and restrictions set forth herein. Buyer shall assume no liabilities of Seller and Seller shall pay or discharge in full and be responsible for all of its liabilities of any type (contingent, known, unknown or otherwise), including, without limitation, (i) any sales taxes which are payable as a result of the consummation of the transactions contemplated hereby, and (ii) all obligations and liabilities owed by Seller to the Employees (as defined in Section 2.17 hereof) (collectively, the "Seller Liabilities").

         1.3 TERMS, CONDITIONS AND RESTRICTIONS ON THE BUYER SHARES. At the Closing, Buyer will deliver (a) to Seller 50,117 Buyer Shares, and (b) to T.R. 1,000 Buyer Shares. On March 31, 1998, Seller will be entitled to receive, and Buyer will issue to Seller, 33,411 Buyer Shares if and only if during the 12 full calendar months beginning February 1, 1997 and ending January 31, 1998 the Gross Sales (as defined below) are at least $1,900,000; provided that an additional 16,706 Buyer Shares will be issued by Buyer to Seller if such Gross Sales for such period are equal to or greater than $2,280,000. The Buyer Shares to be issued, if any, on March 31, 1998 are herein referred to as the "Earn-Out Shares." Buyer will deliver notice to Seller reflecting the actual issuance of the Earn-Out Shares, if required by this Section 1.3, on or before March 31, 1998, and on that date, Seller will be deemed to be the owner of the Earn-Out Shares required to be issued, if any, under this Section 1.3. The Buyer Shares, including the Earn-Out Shares will all be subject to the restrictions set forth in Section 2.15, 3.3 hereof, and will be "restricted securities" as that term is defined under the Securities Act of 1933, as amended (the "Securities Act"), and the certificates representing the Buyer Shares will bear a legend setting forth the restrictions all as set forth in Section 2.15, 3.3 hereof. Seller will have no rights as a stockholder of Buyer relating to the issuance of the Earn-Out Shares until their issuance in accordance with this Section 1.3. "Gross Sales" for any period shall mean gross sales as calculated by Buyer's independent certified public accountants in accordance with GAAP (as defined below), and shall include (i) all sales attributable to the Business, (ii) all sales made by the Employees as listed on SCHEDULE 2.17 hereto, and (iii) all sales to the Customers as listed on SCHEDULE 2.13 hereto.

         1.4 INSTRUMENTS OF TRANSFER. At the Closing, Seller shall deliver to Buyer all such instruments of transfer as shall be requested by Buyer to vest in Buyer good and marketable title to the Assets, including bills of sale, all in form satisfactory to Buyer.

         1.5 EMPLOYEES; WAGES, SEVERANCE AND OTHER OBLIGATIONS; EMPLOYEE BENEFIT PLANS. Except as set forth herein, the Buyer does not assume any obligation or liability for, and the Seller shall be liable and shall timely pay, any and all wages, severance benefits, accrued vacations, unpaid sick and holiday pay, and other obligations of any kind whatsoever, of the Seller to its respective employees, including, without limitation, obligations and liabilities under the employee benefit plans, which accrue through the Closing Date and Seller and Shareholders shall hold Buyer harmless from and indemnify Buyer against any and all such liabilities to employees. Buyer is not hereby

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adopting or assuming any employee benefit plan of Seller, or any other plan, program, obligation or arrangement of Seller (an "Arrangement") that provides for employee benefits or perquisites and the Buyer shall have no liability whatsoever under any such employee benefit plan to the Seller or to the employees of the Seller whether or not any of such employees become employees of Buyer. Further, the Buyer is not obligated to replace any of the Seller's employee benefit plans or any Arrangement or provide the employees of the Seller who become employees of Buyer with any such similar plans or Arrangements. Buyer Agrees to grant John Poslajko ("Poslajko") commission terms similar to those contained in that certain Employment agreement by and between Seller and Poslajko dated April 10, 1996; provided, however, that Poslajko's commission from the Buyer will be based on gross sales, rather than gross profit, and the percentages will be adjusted accordingly as agreed to between Buyer and Poslajko.

         1.6 EXCLUSION OF SELLER'S OTHER BUSINESS. This Agreement specifically does not include any assets used in Seller's Other Business or not included in
SCHEDULE 1.1. Seller will continue in the Seller's Other Business for an indefinite period of time.

         1.7 FURTHER ASSURANCES. After the Closing, the Seller Parties shall from time to time at the Buyer's request and without further consideration, execute and deliver such instruments of transfer, conveyance, and assignment as the Buyer may require to more effectively transfer, convey and assign to invest in the Buyer, and to put the Buyer in actual possession and control of, each of the Assets. In addition, after the Closing, the Seller Parties will use their best efforts to obtain any consents of third parties not obtained as of the Closing with respect to the Assets.

         1.8 THE CLOSING. The sale and purchase of the Assets (the "Closing") shall take place at the offices of Porter & Hedges, L.L.P., in Houston, Texas at 9:00 a.m. on the date hereof (the "Closing Date") or at such other time and place as mutually agreed upon in writing by the parties hereto.

                                    ARTICLE 2

                        REPRESENTATIONS AND WARRANTIES OF
                             SELLER AND SHAREHOLDERS

         Seller and Shareholders hereby jointly and severally represent and warrant to Buyer as follows:

         2.1 ORGANIZATION AND STANDING; CAPACITY. Seller is a corporation duly organized and validly existing under the laws of the State of Pennsylvania and has full requisite corporate power and authority to carry on its business as currently conducted, and to own and operate the properties owned and operated by it. Seller is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a material adverse effect on the Business or the Assets. Shareholders are residents of the State of Pennsylvania, with full legal capacity to make, enter into and execute this Agreement.

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         2.2 AGREEMENT AUTHORIZED AND ENFORCEABLE; NON-INTERFERENCE. The
execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or shareholder action on the part of Seller, and this Agreement is a valid and binding obligation of Seller and Shareholders, enforceable against each of them in accordance with its terms, except as may be limited by applicable bankruptcy laws, insolvency laws and other similar laws affecting the rights of creditors generally. The execution and delivery of this Agreement by Seller and Shareholders and the consummation of the transactions contemplated hereby will not conflict with or result in a violation or breach of any term or provision of (i) the articles of incorporation, bylaws or other organizational documents of Seller, (ii) any indenture, mortgage, deed of trust, credit agreement or other contract or agreement of any nature whatsoever to which Seller or Shareholders are a party or by which their properties are bound, or (iii) any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator or other governmental authority to which Seller or Shareholders or their properties are subject.

         2.3 SUBSIDIARIES. Seller has no subsidiary corporations or any interest in any other organization, incorporated or unincorporated, partnership or any other entity of any type.

         2.4 REVENUE STATEMENT. Seller has delivered to Buyer copies of Seller's unaudited statement of revenues (the "Revenue Statement"), for Seller's fiscal year ended December 31, 1996 (the "Statement Date"). The Revenue Statement, a copy of which is attached hereto as SCHEDULE 2.4, is true, correct and complete in all material respects and present fairly and fully the revenues from the operation of the Business for the respective period indicated, and has been prepared in accordance with generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants ("GAAP") applied on a consistent basis, except as noted therein. The Revenue Statement includes all adjustments which are necessary for a fair presentation of Seller's revenue for that period.

         2.5 ABSENCE OF CERTAIN CHANGES AND EVENTS. Other than as a result of the transactions contemplated by this Agreement, since the Statement Date, there has not been:

                  2.5.1 FINANCIAL CHANGE. Any adverse change in the Assets, the Business or the financial condition, operations, liabilities or prospects of Seller;

                  2.5.2 PROPERTY DAMAGE. Any damage, destruction, or loss to the Assets or the Business (whether or not covered by insurance);

                  2.5.3 WAIVER. Any waiver or release of a material right of or claim held by Seller;

                  2.5.4 CHANGE IN ASSETS. Any acquisition, disposition, transfer, Encumbrance, mortgage, pledge or other Encumbrance of any of the Assets other than in the ordinary course of business; or

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                  2.5.5 OTHER CHANGES. Any other event or condition known to
         Seller or Shareholders that particularly pertains to and has or might have an adverse material effect on the Assets, the operations of the Business or the financial condition or prospects of Seller.

         2.6 TAXES. Proper and accurate federal, state and local income, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Seller for each period for which any returns, reports, or estimates were due. All taxes shown by such returns to be payable have been paid. All sales taxes have been properly collected and accounted for through the date hereof by Seller, and Seller has made all required deposits of such taxes with all taxing authorities. No waiver of any statute of limitations executed by Seller with respect to federal or state income or any other tax is in effect for any period. No deficiencies for any taxes have been proposed, asserted or assessed against Seller, and no requests or waivers of the time to assess any such tax are pending. Except for the audit of the 1994 Federal Income Tax Return (the "1994 Audit") by the Internal Revenue Service (the "IRS"), the federal income tax returns of Seller have never been audited by the IRS. Except for the 1994 Audit, no audit of any federal or state or other tax return of Seller is presently in process nor has an appointment for or notice of any such audit been requested or given by any taxing authority.

         2.7 TITLE TO ASSETS. Seller has and will convey to Buyer good and marketable title to the Assets, free and clear of any Encumbrance (defined below) except as set forth in SCHEDULE 2.7 attached hereto. Seller and Shareholders are engaged in the Business only through the Seller. The Assets constitute all of the assets used or held for use in connection with the Business in which the Seller or its Affiliates (as defined below) have any right, title or interest. Except for ordinary wear and tear, the Assets which are tangible assets are (i) structurally sound with no material defects, (ii) in good operating condition and repair, (iii) adequate for the uses to which they are being put and (iv) are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs. Neither Shareholders nor their Affiliates (as defined below) have any interest in any of the Assets or the Business other than through the ownership by shareholder of all of the outstanding capital stock of Seller. The term "Encumbrance" shall mean all restrictions or conditions to transfer or assignment, mortgages, deeds of trust, liens, security interests, pledges, claims, rights of first refusal, options, charges, liabilities, obligations, privileges, equities, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind or nature.

         2.8 INVENTORY AND RELATED ASSETS. SCHEDULE 1.1 attached hereto constitutes an accurate list of all of the Assets which are owned by or used by Seller in connection with the ownership and operation of the Business as of the date hereof prepared by Seller. Except as disclosed on SCHEDULE 2.7 attached hereto, none of the Assets are (i) held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement, or
(ii) located other than in the possession of Seller (except for certain items which are currently on demonstration with Customers and clearly marked as such on SCHEDULE 1.1). To Seller's and Shareholders' knowledge, all items of raw materials, work in process and finished goods included in the Inventory, consist of items of a quality and quantity useable and saleable in the ordinary course of business by Seller, except for obsolete and slow moving items and items below standard quality. No items included in

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the Assets have been pledged as collateral or are held by Seller on consignment from others. As of the date hereof, the market value of the Inventory listed on
SCHEDULE 1.1 is approximately $180,000.

         2.9 LITIGATION. There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending or, to the knowledge of Seller or Shareholders, threatened to which Seller is a party or, to the knowledge of Seller or Shareholders, might become a party or which particularly affects Seller, the Assets or the Business.

         2.10 ENVIRONMENTAL MATTERS. None of the current or past operations of the Business or the Assets is being or has been conducted or used in such a manner as to constitute a violation of any Applicable Environmental Laws (defined below). Neither Seller nor Shareholders have received any notice (whether formal or informal, written or oral) from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to violations of any Applicable Environmental Laws or regarding any claims for remedial obligations or contribution for removal costs or damages under any Applicable Environmental Laws. There are no writs, injunction decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or, to Seller or Shareholders' knowledge, threatened relating to the ownership, use, maintenance or operation of the Assets or the conduct of the Business, nor, to Seller or Shareholders' knowledge, is there any basis for any of the foregoing. Buyer is not required to obtain any permits, licenses or similar authorizations pursuant to any Applicable Environmental Laws in effect as of the date hereof to operate and use any of the Assets for their current or proposed purposes and uses or to otherwise conduct the Business. To Seller or Shareholders' knowledge, the Assets include all environmental and pollution control equipment necessary for compliance with all Applicable Environmental Laws. No Hazardous Materials (defined below) have been or are currently being used by Seller in its operations. No Hazardous Materials are or have ever been situated on or under Seller's properties, whether owned or leased, or incorporated into any of the Assets. To Seller or Shareholders' knowledge, there are no, and there have never been any, underground storage tanks (as defined under Applicable Environmental
Laws) located under Seller's properties, whether owned or leased. The term "Applicable Environmental Laws" means any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to human health, the environment, or to the storage, treatment, discharge, release or disposal of hazardous wastes or hazardous substances, including, without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 ET SEQ.), as amended from time to time, including, without limitation, as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), and regulations promulgated thereunder, (ii) the Resources Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss. 6901 ET SEQ.), as amended from time to time ("RCRA"), and regulations promulgated thereunder, (iii) the Federal Water Pollution Control Act (U.S.C.A. ss. 9601 ET SEQ.), as amended, and regulations promulgated thereunder, and (iv) any applicable state laws or regulations relating to the environment. The term "Hazardous Materials" means (x) asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, radon gas, petroleum, oil, solid waste, pollutants and contaminants, and (y) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Applicable Environmental Laws, including, but not limited to, substances defined as "hazardous substances," "hazardous materials," or "hazardous waste" in CERCLA, RCRA, the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801, ET SEQ.), or comparable state

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and local statutes or in the regulations adopted and publications promulgated pursuant to said statutes.

         2.11 COMPLIANCE WITH OTHER LAWS. Seller is in compliance in all material respects with all applicable laws, rules, regulations, and any writs or decrees of any court or any governmental commission, board, bureau, agency, or instrumentality, and Seller is not delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality.

         2.12 NECESSARY CONSENTS. Seller and Shareholders have obtained and delivered to Buyer all consents to assignment or waivers thereof required to be obtained from any governmental authority or from any other third party in order to validly transfer the Assets hereunder, including without limitation, the transfer of the Inventory.

         2.13 CUSTOMERS. SCHEDULE 2.13 attached hereto constitutes a complete and accurate list of the names, addresses, telephone numbers and contact persons of substantially all Customers of the Business. Neither Seller nor Shareholders have any information, nor are they aware of any facts, indicating that any of these customers intend to cease being customers of the Business as conducted by Buyer on and after the date hereof.

         2.14 INSURANCE POLICIES. Seller has maintained and now maintains (i) insurance on all the Assets and the Business of a type customarily insured, covering property damage and loss of income by fire or other casualty, and (ii) insurance protection against all liabilities, claims and risks against which it is customary to insure.

         2.15 INVESTMENT REPRESENTATIONS. Each of Seller and Shareholders acknowledges, represents and agrees that:

                  2.15.1 the Buyer Shares to be issued in accordance with
         Article 1 hereof have not been and will not be registered under the Securities Act, or registered or qualified under any applicable state securities laws, and will be "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act;

                  2.15.2 the Buyer Shares to be issued in accordance with
         Article 1 hereof will be issued in reliance upon exemptions from such registration or qualification requirements, and the availability of such exemptions depends in part upon Seller and Shareholders' bona fide investment intent with respect to the Buyer Shares;

                  2.15.3 Seller and Shareholders' acquisition of the Buyer Shares will be solely for their own account for investment, and they are not acquiring the Buyer Shares for the account of any other person or with a view toward resale, assignment, fractionalization, or distribution thereof;

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                  2.15.4 Seller and Shareholders shall not offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Buyer Shares except in accordance with the restrictions set forth herein and the requirements of Rule 144 promulgated under the Securities Act, or pursuant to a valid registration statement under the Securities Act;

                  2.15.5 each of Seller and Shareholders has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the Buyer Shares, and to make an informed investment decision;

                  2.15.6 Seller and Shareholders have received from Buyer its Form 10-K for its fiscal year ended December 31, 1995, Form 10-Q for September 30, 1996, Proxy Statement relating to Buyer's 1996 Annual Meeting and related materials regarding the Buyer; they have had the opportunity to ask questions of, and receive answers from Buyer's officers and directors concerning the acquisition of the Buyer Shares and to obtain such other information concerning Buyer and the Buyer Shares, to the extent they possessed the same or could acquire it without unreasonable effort or expense, as they deemed necessary in connection with making an informed investment decision;

                  2.15.7 since the Buyer Shares have not been registered under the Securities Act or applicable state securities laws and as a result of the restrictions imposed by Section 1.3 hereof, Seller and Shareholders must bear the economic risk of holding the Buyer Shares for an indefinite period of time, and each is capable of bearing such risk; and

                  2.15.8 each certificate evidencing the Buyer Shares will bear a conspicuous restrictive legend substantially as follows:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH OTHER STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         2.16 SOLVENCY. Seller will, and Shareholders will cause Seller to, pay all of the Seller Liabilities as they come due. Seller is not now insolvent, nor will Seller be rendered insolvent by the occurrence of the transactions contemplated by this Agreement. The term "insolvent" means, for any person or entity, that the sum of the present fair saleable value of its assets does not and/or will not exceed its debts and other probable liabilities, and the term "debts" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent, disputed or undisputed or secured or unsecured.

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         2.17 EMPLOYEES. SCHEDULE 2.17 attached hereto designates a list of all employees and all sales representatives of Seller (whether or not employed by the Seller) engaged in the Business as of the date hereof (the "Employees") and their current salary or wage rate.

         2.18 PRODUCT INFORMATION. SCHEDULE 2.18 attached hereto contains a copy or summary of all documents, diagrams or other information (whether written or otherwise recorded) necessary for the operation of the Business of the Seller ("Product Information") and pertaining to the Inventory. Copies of all such Product Information summarized on SCHEDULE 2.18 have been provided to Buyer at or prior to the Closing.

         2.19 UNTRUE STATEMENTS. This Agreement, and the schedules hereto, do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading. Copies of all documents furnished to Buyer in connection with this Agreement or pursuant hereto are or will be true and complete in all material respects. There are no facts, the existence of which could or will materially adversely affect the Assets or Buyer's future conduct of the Business.

         2.20 FINDER'S FEE. No person, organization or entity representing Seller or Shareholders is due any finder's fee, or similar consideration, as a result of this Agreement or the transactions contemplated hereby.

                                    ARTICLE 3

                        REPRESENTATIONS AND WARRANTIES OF
                                   T.R. GATTI

         T.R. hereby represents and warrants to Buyer as follows:

         3.1 CAPACITY. T.R. is a resident of the State of Pennsylvania, with full legal capacity to make, enter into and execute this Agreement.

         3.2 AGREEMENT ENFORCEABLE; NON-INTERFERENCE. Upon execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, this Agreement will be a valid and binding obligation of T.R., enforceable against him in accordance with its terms, except as may be limited by applicable bankruptcy laws, insolvency laws and other similar laws affecting the rights of creditors generally. The execution and delivery of this Agreement by T.R. and the consummation of the transactions contemplated hereby will not conflict with or result in a violation or breach of any term or provision of (i) any indenture, mortgage, deed of trust, credit agreement or other contract or agreement of any nature whatsoever to which T.R. is a party or by which his properties are bound, or (ii) any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator or other governmental authority to which T.R. or his properties are subject.

         3.3 INVESTMENT REPRESENTATIONS. T.R. acknowledges, represents and agrees that:

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                  3.3.1 the Buyer Shares to be issued in accordance with Article
         1 hereof have not been and will not be registered under the Securities Act, or registered or qualified under any applicable state securities laws, and will be "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act;

                  3.3.2 the Buyer Shares to be issued in accordance with Article 1 hereof will be issued in reliance upon exemptions from such registration or qualification requirements, and the availability of such exemptions depends in part upon T.R.'s bona fide investment intent with respect to the Buyer Shares;

                  3.3.3 T.R.'s acquisition of the Buyer Shares will be solely for his own account for investment, and he is not acquiring the Buyer Shares for the account of any other person or with a view toward resale, assignment, fractionalization, or distribution thereof;

                  3.3.4 T.R. shall not offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Buyer Shares except in accordance with the restrictions set forth herein and the requirements of Rule 144 promulgated under the Securities Act, or pursuant to a valid registration statement under the Securities Act;

                  3.3.5 T.R. has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Buyer Shares, and to make an informed investment decision;

                  3.3.6 T.R. has received from Buyer its Form 10-K for its fiscal year ended December 31, 1995, Form 10-Q for September 30, 1996, Proxy Statement relating to Buyer's 1996 Annual Meeting and related materials regarding the Buyer; he has had the opportunity to ask questions of, and receive answers from Buyer's officers and directors concerning the acquisition of the Buyer Shares and to obtain such other information concerning Buyer and the Buyer Shares, to the extent they possessed the same or could acquire it without unreasonable effort or expense, as he deemed necessary in connection with making an informed investment decision;

                  3.3.7 since the Buyer Shares have not been registered under the Securities Act or applicable state securities laws and as a result of the restrictions imposed by Section 1.3 hereof, T.R. must bear the economic risk of holding the Buyer Shares for an indefinite period of time, and he is capable of bearing such risk; and

                  3.3.8 the certificate evidencing the Buyer Shares will bear a conspicuous restrictive legend substantially as follows:

                  THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED

                  EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH OTHER STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         3.4 FINDER'S FEE. No person, organization or entity representing T.R. is due any finder's fee, or similar consideration, as a result of this Agreement or the transactions contemplated hereby.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to the Seller Parties as follows:

         4.1 ORGANIZATION AND STANDING. Buyer is a corporation duly organized and validly existing under the laws of the State of Texas and has full requisite corporate power and authority to carry on its business as currently conducted, and to own and operate the properties owned and operated by it. Buyer is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to so qualify or be licensed would not have a material adverse effect on Buyer.

         4.2 AGREEMENT AUTHORIZED AND ENFORCEABLE; NON-INTERFERENCE. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate or shareholder action on the part of Buyer, and this Agreement is a valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy laws, insolvency laws and other similar laws affecting the rights of creditors generally. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby will not conflict with or result in a violation or breach of any term or provision of (i) the articles of incorporation, bylaws or other organizational documents of Buyer, (ii) any indenture, mortgage, deed of trust, credit agreement or other contract or agreement of any nature whatsoever to which Buyer is a party or by which its properties are bound, or (iii) any provision of any law, rule, regulation, order, permit, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator or other governmental authority to which Buyer or its properties are subject.

         4.3 APPROVALS. Except for compliance with the Securities Act and the securities or blue sky laws of various states, no filing or registration with, or authorization, consent or approval of a governmental entity or any other third party is necessary for the completion by Buyer of the transactions contemplated hereby.

         4.4 SEC DOCUMENTS. Buyer has made all filings with the United States Securities and Exchange Commission (the "SEC") that it has been required to make under the Securities Act, and the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all such filings, as amended, are referred to herein as the "SEC Documents"). Each of the SEC Documents has complied with the Securities Act and the Exchange Act in all material respects. As of their respective dates, and except as amended, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Buyer has delivered to the Seller Parties a correct and complete copy of each SEC Document (together with all exhibits and schedules thereto), as amended to date, filed since December 31, 1995. The financial statements of Buyer included in the SEC Documents (including the related notes and schedules comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q) and fairly present (subject, in the case of the unaudited statements, to normal recurring audit adjustments) the financial position of Buyer at the dates thereof and the results of operations, cash flows and changes in stockholder's equity for the periods then ended. Since September 30, 1996, there has not been any material adverse change in the financial condition of Buyer.

         4.5 ISSUANCE OF BUYER SHARES. Upon issuance of the Buyer Shares in accordance with the terms of this Agreement, the Buyer Shares will be validly issued, fully paid and nonassessable shares of Common Stock, free of preemptive or preferential purchase rights.

         4.6 FINDER'S FEE. No person, organization or entity representing Buyer is due any finder's fee, or similar consideration, as a result of this Agreement or the transactions contemplated hereby.

                                    ARTICLE 5

                              ADDITIONAL AGREEMENTS

         5.1 COVENANTS NOT TO COMPETE. For the two-year period beginning on the date of Closing (the "Non-Compete Term"), each of the Seller Parties shall not (and shall cause their Affiliates (defined below) not to) directly or indirectly, for itself or himself or on behalf of any other person, corporation, firm, partnership, association or any other entity (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, lender, financier, principal, consultant or in any other capacity) (i) engage or participate in any Competing Business (defined below) anywhere within the Restricted Territory (defined below); (ii) induce any customers of Buyer or its Affiliates to patronize any Competing Business; (iii) canvass, solicit or accept any Competing Business from any customer of Buyer or its Affiliates unless directed to do so by Buyer; (iv) request or advise any customers of Buyer or its Affiliates to withdraw, curtail or cancel such customer's business with respect to any Competing Business; or (v) disclose to any other person, firm or corporation engaged in any Competing Business the names or addresses of any of the customers of Buyer or its Affiliates. The term "Competing Business" means the business of selling or distributing certain rehabilitation related medical equipment and associated materials to chiropractors, physical therapy clinics, athletic trainers, hospital, school and university physical therapy departments, and athletic teams. The term "Restricted Territory" means the geographic areas where Buyer conducts the Business during the Non-Compete Term. The term "Affiliate" shall have the meaning ascribed thereto in Rule 144 under the Securities Act. The parties hereto acknowledge and agree that (i) the agreements and covenants set forth in this Section 5.1 are being made for good and valuable consideration, the receipt and sufficiency of which is acknowledged; (ii) the covenants contained in this Section 5.1 are an important aspect of this Agreement, and Buyer would not have entered into this Agreement absent the inclusion of this Section 5.1; and (iii) the restrictions imposed in this
Section 5.1, including the geographic area and duration of the covenants made herein, are reasonable and necessary to protect Buyer. If Seller, T.R., Shareholders or their Affiliates breach or indicate an intention to breach any term or provision of this Section 5.1, the parties hereto agree that Buyer shall be entitled to the right of both temporary and permanent injunctive relief and/or specific performance. The right of Buyer to such relief shall not be construed to prevent Buyer from pursuing, either consecutively or concurrently, any and all other legal or equitable remedies available to it for such breach or threatened breach, specifically including, without limitation, the recovery of monetary damages. If any court determines that any provision of this Section 5.1, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, the parties hereto agree that such court shall have the power to reduce the duration or geographic scope of such provision, as the case may be, and the parties hereto agree to request the court to exercise such power, and, in its amended form, such provision shall then be enforceable and shall be enforced.

         5.2 REFERRALS; NON-SOLICITATION BY THE SELLER PARTIES. During the Non-Compete Term, each of the Seller Parties shall (and shall cause their Affiliates to) immediately submit or refer to Buyer all inquiries or bid requests received by them from any customers regarding any Competing Business to be conducted in the Restricted Territory. During the Non-Compete Term, each of the Seller Parties shall not (and shall cause its, his or their Affiliates not to) directly or indirectly, induce or attempt to influence any employee of Buyer or any of its Affiliates to terminate his/her employment or to hire any such employee, whether or not so induced or influenced.

         5.3 NON-SOLICITATION BY BUYER. During the Non-Compete Term, Buyer shall not (and shall cause its Affiliates not to) directly or indirectly, induce or attempt to influence any employee of Seller or any of its Affiliates to terminate his/her employment or to hire any such employee, whether or not so induced or influenced.

         5.4 HIRING EMPLOYEES. Effective as of the date hereof, all of the Employees shall be terminated by Seller. Buyer may, but shall be under no obligation to, hire any or all of the Employees. Buyer shall have no liability or obligation with respect to any employee benefits of any Employee except those benefits that accrue pursuant to such Employee's employment with Buyer on or after the date hereof. However, Buyer agrees that time spent as an employee of Seller will count towards any requirement of Buyer for the vesting of vacation benefits for any of the Employees who become employees of Buyer. Seller shall cooperate with Buyer in connection with any offer of employment from Buyer to the Employees, and shall use its best efforts to cause the acceptance of any and all such reasonable offers. All Employees hired by Buyer shall be at-will employees of Buyer and shall sign non-compete agreements reasonably acceptable to Buyer.

         5.5 RELATIONS WITH CUSTOMERS AND SUPPLIERS. For the Non-Compete Term, each of the Seller Parties agrees to use its, his or their best efforts to assist Buyer in maintaining the goodwill and business relationships of the suppliers and Customers of Seller prior to the date hereof.

         5.6 ALLOCATION OF PURCHASE PRICE. The parties hereto agree to allocate the purchase price paid by Buyer for the Assets hereunder in a manner mutually agreeable to all parties hereto, such mutual agreement to be reached by negotiations among the parties to be held in good faith at all times. The parties hereto shall report this transaction for federal income tax purposes in accordance with the allocation so agreed upon. The parties hereto for themselves and for their respective successors and assigns covenant and agree that they will file coordinating Form 8594's in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, with their respective income tax returns for the taxable year that includes the date hereof.

         5.7 FURTHER ASSURANCES. On and after the date hereof, each of the parties hereto shall take all appropriate action and execute all documents of any kind which may be reasonably necessary or desirable to carry out the transactions contemplated hereby. Each of the Seller Parties, as appropriate, at any time on or after the date hereof, will execute, acknowledge and deliver any further bills of sale, assignments and other assurances, documents and instruments of transfer, reasonably requested by Buyer, and will take any other action consistent with the terms of this Agreement that may be reasonably be requested by Buyer, for the purpose of assigning and confirming to Buyer, all of the Assets.

                                    ARTICLE 6

                                 INDEMNIFICATION

         6.1 INDEMNIFICATION BY SELLER AND SHAREHOLDERS. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, each of the Seller and the Shareholders shall jointly and severally indemnify, defend and hold harmless Buyer, and its officers, directors, employees, agents and shareholders, against and with respect to any and all claims, demands, actions, costs, damages, losses, expenses, obligations, liabilities, recoveries, judgments, settlements, suits, proceedings, or causes of action, including interest, penalties (including civil and criminal penalties) and attorneys' fees (collectively, any "Claims") that such indemnitees shall incur or suffer, which arise, result from or relate to (i) the failure of Seller or Shareholders to pay or discharge any of the Seller's Liabilities, (ii) any breach of, or failure by any of Seller or Shareholders to perform, any of their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished to Buyer by Seller or Shareholders under this Agreement, or (iii) the 1994 Audit.

         6.2 INDEMNIFICATION BY T.R. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, T.R. shall indemnify, defend and hold harmless Buyer, and its officers, directors, employees, agents and shareholders, against and with respect to any and all Claims that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by T.R. to perform, any of his respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished to Buyer by T.R. under this Agreement.

         6.3 INDEMNIFICATION BY BUYER. In addition to any other remedies available to the Seller Parties under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless each of Seller and its officers, directors, employees, and agents, T.R. and Shareholders against and with respect to any and all Claims that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by or on behalf of Buyer under this Agreement.

         6.4      INDEMNIFICATION PROCEDURE.

                  6.4.1 Promptly upon the receipt of notice of any third-party Claim, judicial or otherwise, with respect to any matter as to which indemnification may be claimed under this Article 6, the indemnified party shall give written notice thereof to the indemnifying party together with such information respecting such matter as the indemnifying party shall then have; PROVIDED HOWEVER, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations, to the extent the indemnifying party is not materially prejudiced thereby. If indemnification is sought with respect to a third-party (I.E., one who is not a party to this Agreement) Claim asserted or brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After such notice from the indemnifying party to such indemnified party of its election to so assume the defense of such a third-party Claim, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, other than reasonable and necessary costs of investigation, unless the indemnifying party has failed to assume and diligently prosecute the defense of such third-party Claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a third-party Claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such Claim or with respect to Claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party or if counsel fails to diligently prosecute, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

                  6.4.2 If any party becomes aware of a fact, circumstance, claim, situation, demand or other matter (other than a third party Claim) for which it or any other indemnified party has been indemnified under this Article 6 and which has resulted or could result in a Claim being owed to the indemnified party by the indemnifying party, the indemnified party shall give prompt written notice to the indemnifying party of the Claim, stating the nature and basis of the Claim and the amount claimed thereunder, together with supporting information to the Claim, if any. If the indemnifying party does not notify the indemnified party within 10 days from the date such Claim notice is given that it disputes the Claim, the amount of the Claim shall conclusively be deemed to be a liability of the indemnifying party hereunder.

                  6.4.3 If an indemnified party and an indemnifying party cannot reach agreement with respect to the validity and amount of any Claim within 20 days after notice thereof is first given, the validity and amount thereof, as the case may be, shall be finally settled pursuant to the dispute resolution procedure set forth in Section 7.3 below.

                  6.4.4 Payments of all amounts owing hereunder with respect to any Claim shall be made immediately after (i) the settlement between the parties of the third party Claim, or (ii) if the final resolution of the dispute pursuant to Section 7.3.

         6.5 INDEMNIFICATION THRESHOLD. Notwithstanding any provision to the contrary contained in this Agreement, neither Buyer nor any of the Seller Parties shall make any Claim against the other party for any breach of representation, warranty, covenant or agreement under this Agreement until the dollar amount of all loss to such other party for such breaches suffered after the Closing, shall exceed in the aggregate the amount of $25,000, and, if such amount is exceeded, Buyer, or Seller, T.R. or Shareholders, as the case may be, shall be required to pay the entire amount of such aggregate loss to the other party for all such breaches; PROVIDED, HOWEVER, that a party's obligation and liability for any and all breaches of the representations, warranties, covenants and agreements set forth in this Agreement shall not exceed in the aggregate an amount equal to the actual purchase price paid pursuant to the provisions of Sections 1.2 and 1.3.

         6.6 1994 AUDIT INDEMNIFICATION. Notwithstanding the indemnification threshold contained in Section 6.5, Seller and Shareholders agree to indemnify Buyer against any and all Claims arising out of or relating to the 1994 Audit.

                                    ARTICLE 7

                                  MISCELLANEOUS

         7.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All representations, warranties, covenants and agreements made by the parties hereto shall survive indefinitely without limitation, notwithstanding any investigation made by or on behalf of any of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive without limitation despite any investigation made by any party hereto or on its behalf.

         7.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if served personally on the party entitled thereto to whom notice is to be given, or if mailed to the party entitled thereto to whom notice is to be given, by first-class mail, registered or certified, postage prepaid, addressed as follows (or such other address as the party entitled thereto may have prior thereto specified by notice given as contemplated in this Section):

                  If to Seller:             Gatti Medical Supply, Inc.
                                            840 Philadelphia Street
                                            Indiana, Pennsylvania 15701
                                            Attn.:T. R. Gatti


                  If to Shareholders:       William J. Gatti
                                            840 Philadelphia Street
                                            Indiana, Pennsylvania 15701; and

                                            Mary Jane Gatti
                                            840 Philadelphia Street
                                            Indiana, Pennsylvania 15701

                  If to T.R.:               T. R. Gatti
                                            840 Philadelphia Street
                                            Indiana, Pennsylvania 15701

                  If to Buyer:              Lasermedics, Inc.
                                            120 Industrial Boulevard
                                            Sugar Land, Texas 77478
                                            Attn.: Michael M. Barbour

but if mailed or telefaxed, the same shall not be deemed effective unless and until actually received by the party entitled thereto.

         7.3 DISPUTE RESOLUTION. Except as otherwise contemplated by Section 5.1 (enforcement of non-compete), any dispute or controversy between the parties hereto arising from or relating to this Agreement or the construction, validity, interpretation, meaning, performance, non-performance, enforcement, operation or breach of this Agreement shall be submitted to mediation, and if such mediation is unsuccessful then to mandatory, final and binding arbitration. Any mediation or arbitration under this Agreement shall take place pursuant to the following procedures:

                  7.3.1 If a dispute or controversy arises either party will request that Judicial Arbitration and Mediation Service ("JAMS") (or similar mediation service of a similar national scope if JAMS no longer then exists) appoint an independent mediator, who shall serve as mediator for all purposes hereof. Each party shall pay an equal proportion of the cost of the mediator's services, in advance upon request by the mediator or any party.

                  7.3.2 Within ten (10) days after appointment of the mediator, the mediator shall schedule a meeting among the parties and the mediator for the purpose of mediating the dispute. If the parties do not resolve the dispute within thirty (30) days after appointment of the mediator, the dispute shall be resolved in arbitration.

                  7.3.3 Within fifteen (15) days after the mediation, the parties shall each name and appoint their own arbitrator. If either party fails to name and appoint an arbitrator timely, then an arbitrator shall be appointed for that party by the Senior United States District Judge for the United States District Court in Houston, Texas. The two arbitrators so appointed shall appoint a third arbitrator within fifteen (15) days, and if they cannot agree, the appointment of the third arbitrator will he made by the Senior United States District Judge for the United States District Court in Houston, Texas.

                  7.3.4 Each party shall bear its own arbitration fees, costs and expenses. The arbitration hearing shall be held in Houston, Texas within fifteen (15) days of the appointment of the third arbitrator at a location designated by a majority of the arbitrators within ten (10) days of the appointment of the third arbitrator. The Commercial Arbitration Rules of the American Arbitration Association, as supplemented hereby, shall apply to the arbitration. The substantive laws of the State of Texas (excluding conflict of laws provisions) shall also apply to the arbitration.

                  7.3.5 The arbitration hearing shall be concluded within ten
         (10) days unless otherwise ordered by a majority of the arbitrators, and the award thereon shall be made within fifteen (15) days after the closing of submission of evidence. An award rendered by a majority of the arbitrators shall be final and binding on all parties to the proceeding and non-appealable, and judgment on the award may be entered by any court of competent jurisdiction.

                  7.3.6 The parties stipulate that the provisions of this
         Section 7.3 shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement between the parties, and the parties waive any right to have the award of the arbitrators appealed. The arbitration provisions of this Agreement shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement. Should any party institute judicial proceedings seeking to avoid the mediation or arbitration provisions of this Agreement, or should any party in judicial proceedings successfully contest an arbitration award rendered under this Section 7.3, the other parties shall be entitled to recover reasonable attorney's fees, costs and expenses associated with the judicial proceedings, with the amount of attorney's fees, costs and expenses to be determined by the court. If a party fails to comply with the terms of an arbitration award made under this Agreement, the other parties shall be entitled to recover reasonable attorney's fees, costs and expenses incurred in seeking judicial confirmation of the award, with the amount of attorney's fees, costs and expenses to be determined by the court. Failure to comply with the terms of an arbitration award shall include without limitation the failure to pay the full amount due under an arbitration award within the time specified in the arbitration award.

                  7.3.7 In determining any award under this Section 7.3, the arbitrators may award amounts for special damages, consequential damages, incidental damages, lost profits, damages for lost business opportunity punitive damages or exemplary damages.

None of the parties hereto nor any of the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other parties; nor may any party hereto disclose to any party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party.

         7.4 COUNTERPARTS. This Agreement may be executed by facsimile signature and in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same instrument.

         7.5 AMENDMENTS AND WAIVERS. This Agreement may be amended, modified, or superseded only by written instrument executed by each party hereto. Any waiver of the terms, provisions, covenants, representations, warranties, or conditions hereof shall be made only by a written instrument executed and delivered by an authorized officer of such party. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or the breach of any other term, provision, covenant, representation, or warranty.

         7.6 ENTIRE AGREEMENT; CONFLICTS. This Agreement (including the schedules and exhibits hereto, all of which are by this reference fully incorporated into this Agreement) and the documents and materials expressly referred to in schedules or exhibits hereto sets forth the entire Agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof. In the event of any conflict or inconsistency between the provisions of this Agreement and the contents or provisions of any schedule or exhibit hereto, the provisions of this Agreement shall be deemed controlling.

         7.7 SUCCESSORS AND ASSIGNS. All of the terms, provisions, covenants, representations, warranties, and conditions of this Agreement shall be binding on and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors, but this Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party, except as otherwise provided in this Agreement.

         7.8 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to the laws which would otherwise apply by application of Texas' internal principles of conflicts of law.

         7.9 SEVERABILITY. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed this Agreement had the terms, provisions, covenants and re strictions which may be hereafter declared invalid, void, or unenforceable not initially been included herein.

         7.10 HEADINGS AND CAPTIONS. The headings and captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

         7.11 SUCCESSOR LAWS. Reference made herein to any law or statute shall include reference to any future law amending or superseding such law or statute and to any future laws applicable to the same subject matter.


         IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement on and as of the date first above written.

                                     BUYER:

                                     LASERMEDICS, INC.

                                     By:            /S/  MICHAEL M. BARBOUR
                                                      Michael M. Barbour
                                          President and Chief Executive Officer

                                     SELLER:

                                     GATTI MEDICAL SUPPLY, INC.


                                     By:            /S/   WILLIAM J. GATTI
                                                       William J. Gatti
                                                           President

                                     SHAREHOLDERS:



                                                     /S/  WILLIAM J. GATTI
                                                       William J. Gatti



                                                     /S/  MARY JANE GATTI
                                                        Mary Jane Gatti


                                     T.R.:



                                                       /S/  T. R. GATTI
                                                          T. R. Gatti